News Release

PS Business Parks, Inc.

701 Western Avenue

Glendale,  CA 91201-2349

www.psbusinessparks.com

For Release:	Immediately
Date:	July 30, 2014
Contact:	Edward A. Stokx
(818) 244-8080, Ext. 1649

PS Business Parks, Inc. Reports Results for the Second Quarter Ended June 30, 2014

GLENDALE, California — PS Business Parks, Inc. (NYSE:PSB) reported operating results for the second quarter ended June 30, 2014.

Funds from operations (“FFO”) were $43.2 million, or $1.26 per share, as adjusted, for the three months ended June 30, 2014, an increase of $4.3 million, or 11.0%, from the three months ended June 30, 2013 of $38.9 million, or $1.22 per share, as adjusted. FFO was $85.2 million, or $2.48 per share, as adjusted, for the six months ended June 30, 2014,  an increase of $7.1 million, or 9.1%,  from the six months ended June 30, 2013 of $78.0 million, or $2.45 per share, as adjusted.  The three and six month increase in FFO was primarily the result of increases in both Same Park and Non-Same Park net operating income (“NOI”).  Reported FFO per share for the three and six months ended June 30, 2014 compared to the same periods in 2013 was flat due to Long-Term Equity Incentive Plan (“LTEIP”) amortization. Both adjusted and reported FFO per share were impacted by an increase in shares outstanding as a result of the November, 2013 common equity offering.

In order to provide meaningful period-to-period comparisons of FFO derived from the Company’s ongoing business operations, the following table reconciles reported FFO to adjusted FFO, which excludes LTEIP amortization for the three and six months ended June 30, 2014 and 2013:

	For the Three Months			For the Six Months
	Ended June 30,			Ended June 30,
	2014	2013	Change	2014	2013	Change
FFO per share, as reported	$1.19	$1.19	—	$2.39	$2.39	—
LTEIP amortization	0.07	0.03		0.09	0.06
FFO per share, as adjusted	$1.26	$1.22	3.3%	$2.48	$2.45	1.2%

Noted in the table above are the following adjustments to reconcile adjusted FFO to reported FFO.  In March of 2014, the Company put in place a new LTEIP and recorded $2.4 million and $3.2 million of amortization for the three and six months ended June 30, 2014 compared to $917,000 and $2.0 million for the three and six months ended June 30, 2013 related to the previous LTEIP.

Rental income increased $6.1 million, or 6.9%, from $87.9 million for the three months ended June 30, 2013 to $94.0 million for the three months ended June 30, 2014 as a result of a $4.0 million increase in rental income from Non-Same Park facilities and a $2.0 million, or 2.3%, increase from the Same Park portfolio. Rental income increased $13.3 million, or 7.5%, from $176.1 million for the six months ended June 30, 2013 to $189.3 million for the six months ended June 30, 2014 as a result of an $8.5 million increase in rental income from Non-Same Park facilities and a $4.7 million, or 2.7%, increase from the Same Park portfolio. The Same Park increase was due to an increase in occupancy, while the increase in Non-Same Park was due to a combination of an increase in occupancy and the acquisition of additional parks during the latter half of 2013.

Same Park operating expenses increased $315,000, or 1.1%, from $27.9 million for the three months ended June 30, 2013 to $28.2 million for the three months ended June 30, 2014 primarily as a result of an increase in occupancy.  Same Park operating expenses increased $2.7 million, or 4.8%, from $56.4 million for the six months ended June 30, 2013 to $59.1 million for the six months ended June 30, 2014 primarily as a  result of a $1.6 million increase in snow removal costs due to the severe winter in Virginia and Maryland.

Net income allocable to common shareholders increased $1.1 million, or 12.8%, from $8.7 million, or $0.36 per share, for the three months ended June 30, 2013 to $9.8 million, or $0.36 per share, for the three months ended June 30, 2014. Net income allocable to common shareholders increased $2.5 million, or 14.6%, from $17.3 million, or $0.71 per share, for the six months ended June 30, 2013 to $19.8 million, or $0.73 per share, for the six months ended June 30, 2014.  These increases were due to an increase in NOI combined with a decrease in interest expense, partially offset by an increase in depreciation expense.

All per share amounts noted above are presented on a diluted basis.

Property Operations

To evaluate the performance of the Company’s portfolio over comparable periods, management analyzes the operating performance of properties owned and operated throughout both periods (herein referred to as “Same Park”). The Same Park portfolio includes all operating properties owned or acquired prior to January 1, 2012. Operating properties that the Company acquired subsequent to January 1, 2012 are referred to as “Non-Same Park.” For the three and six months ended June 30, 2014 and 2013, the Same Park facilities constitute 27.0 million rentable square feet, representing 90.9% of the 29.7 million square feet in the Company’s portfolio as of June 30, 2014.

The following table presents the operating results of the Company’s properties for the three and six months ended June 30, 2014 and 2013 in addition to other income and expense items affecting income from continuing operations (unaudited, in thousands, except per square foot amounts):

	For the Three Months			For the Six Months
	Ended June 30,			Ended June 30,
	2014	2013	Change	2014	2013	Change
Rental income:
Same Park (27.0 million rentable square feet)	$88,654	$86,645	2.3%	$178,277	$173,569	2.7%
Non-Same Park (2.7 million rentable square feet)	5,332	1,285	314.9%	11,030	2,481	344.6%
Total rental income	93,986	87,930	6.9%	189,307	176,050	7.5%
Cost of operations:
Same Park	28,246	27,931	1.1%	59,113	56,391	4.8%
Non-Same Park	2,433	554	339.2%	4,681	1,113	320.6%
Total cost of operations	30,679	28,485	7.7%	63,794	57,504	10.9%
Net operating income (1):
Same Park	60,408	58,714	2.9%	119,164	117,178	1.7%
Non-Same Park	2,899	731	296.6%	6,349	1,368	364.1%
Total net operating income	63,307	59,445	6.5%	125,513	118,546	5.9%
Other:
LTEIP amortization:
Cost of operations	(856)	(235)	264.3%	(1,185)	(600)	97.5%
General and administrative	(1,518)	(682)	122.6%	(2,047)	(1,363)	50.2%
Facility management fees	165	157	5.1%	331	315	5.1%
Other income and expense	(3,308)	(3,892)	(15.0%)	(6,622)	(8,437)	(21.5%)
Depreciation and amortization	(28,295)	(26,629)	6.3%	(56,736)	(53,590)	5.9%
General and administrative	(1,845)	(1,688)	9.3%	(3,803)	(3,406)	11.7%
Income from continuing operations	$27,650	$26,476	4.4%	$55,451	$51,465	7.7%
Same Park gross margin (2)	68.1%	67.8%	0.4%	66.8%	67.5%	(1.0%)
Same Park weighted average occupancy	92.5%	90.9%	1.8%	92.4%	90.9%	1.7%
Non-Same Park weighted average occupancy	77.9%	61.9%	25.8%	76.7%	58.8%	30.4%
Same Park annualized realized rent per square foot (3)	$14.19	$14.11	0.6%	$14.28	$14.13	1.1%

(1)NOI is an important measurement in the commercial real estate industry for determining the value of the real estate generating the NOI. The Company’s calculation of NOI may not be comparable to those of other companies and should not be used as an alternative to measures of performance in accordance with generally accepted accounting principles (“GAAP”).

(2)Computed by dividing Same Park NOI by Same Park rental income.

(3)Represents the annualized Same Park rental income earned per occupied square foot.

Property Acquisitions

On July 24, 2014, the Company acquired a 149,000 square foot building in Miami, Florida, for $12.7 million. The building, which is currently vacant, is a free standing building located within the Company’s 3.3 million square foot Miami Industrial Commerce Center, which is currently 98.1% leased.

On July 28, 2014, the Company acquired a 19,000 square foot building in Dallas, Texas, for $1.1 million. The flex building, which is 100.0% occupied, is located in the Company’s 389,000 square foot Arapaho Business Park.

Financial Condition

The following are key financial ratios with respect to the Company’s leverage as of and for the three months ended June 30, 2014:

Ratio of FFO to fixed charges (1)	16.5x

Ratio of FFO to fixed charges and preferred distributions (1)	3.2x

Debt and preferred equity to total market capitalization (based on
common stock price of $83.49 at June 30, 2014)	30.4%

Available balance under the $250.0 million unsecured credit facility at June 30, 2014	$250.0 million

(1)Fixed charges include interest expense and capitalized interest of $3.6 million.

Distributions Declared

On July 28, 2014, the Board of Directors declared a quarterly dividend of $0.50 per common share. Distributions were also declared on the various series of depositary shares, each representing 1/1,000 of a share of preferred stock listed below. Distributions are payable September 30, 2014 to shareholders of record on September 15, 2014.

Series	Dividend Rate	Dividend Declared

Series R	6.875%	$0.429688
Series S	6.450%	$0.403125
Series T	6.000%	$0.375000
Series U	5.750%	$0.359375
Series V	5.700%	$0.356250

Company Information

PS Business Parks, Inc., a member of the S&P SmallCap 600, is a self-advised and self-managed real estate investment trust (“REIT”) that acquires, develops, owns and operates commercial properties, primarily multi-tenant flex, office and industrial space. The Company defines “flex” space as buildings that are configured with a combination of office and warehouse space and can be designed to fit a number of uses (including office, assembly, showroom, laboratory, light manufacturing and warehouse space). As of July 30, 2014,  the Company wholly owned 29.9 million rentable square feet with approximately  5,100 customers located in eight states, concentrated in California  (11.5 million sq. ft.), Texas  (4.7 million sq. ft.), Virginia  (4.0 million sq. ft.), Florida  (3.9 million sq. ft.),  Maryland  (2.3 million sq. ft.), Washington  (1.5 million sq. ft.), Oregon  (1.3 million sq. ft.) and Arizona  (0.7 million sq. ft.).

Forward-Looking Statements

When used within this press release, the words “may,” “believes,” “anticipates,” “plans,” “expects,” “seeks,” “estimates,” “intends” and similar expressions are intended to identify “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results and performance of the Company to be materially different from those expressed or implied in the forward-looking statements. Such factors include the impact of competition from new and existing commercial facilities which could impact rents and occupancy levels at the Company’s facilities; the Company’s ability to evaluate, finance and integrate acquired and developed properties into the Company’s existing operations; the Company’s ability to effectively compete in the markets that it does business in; the impact of the regulatory environment as well as national, state and local laws and regulations including, without limitation, those governing REITs; the impact of general economic conditions upon rental rates and occupancy levels at the Company’s facilities; the availability of permanent capital at attractive rates, the outlook and actions of Rating Agencies and risks detailed from time to time in the Company’s SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.

Additional information about PS Business Parks, Inc., including more financial analysis of the second quarter operating results, is available on the Internet. The Company’s website is www.psbusinessparks.com.

A conference call is scheduled for Thursday,  July 31, 2014, at 10:00 a.m. (PDT) to discuss the second quarter results. The toll free number is (888) 299-3246; the conference ID is 70833917. The call will also be available via a live webcast on the Company’s website. A replay of the conference call will be available through August 7, 2014 at (855) 859-2056. A replay of the conference call will also be available on the Company’s website.

Additional financial data attached.

PS BUSINESS PARKS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	June 30,	December 31,
	2014	2013
	(Unaudited)
ASSETS

Cash and cash equivalents	$62,523	$31,481

Real estate facilities, at cost:
Land	790,346	790,346
Buildings and improvements	2,209,513	2,191,829
	2,999,859	2,982,175
Accumulated depreciation	(992,793)	(942,959)
	2,007,066	2,039,216
Properties held for disposition, net	99,438	101,184
Land and building held for development	23,472	22,253
	2,129,976	2,162,653
Rent receivable	4,468	5,248
Deferred rent receivable	27,475	25,903
Other assets	7,034	13,274

Total assets	$2,231,476	$2,238,559

LIABILITIES AND EQUITY

Accrued and other liabilities	$69,813	$73,919
Mortgage note payable	250,000	250,000
Total liabilities	319,813	323,919

Commitments and contingencies

Equity:
PS Business Parks, Inc.’s shareholders’ equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized,
39,800 shares issued and outstanding at
June 30, 2014 and December 31, 2013	995,000	995,000
Common stock, $0.01 par value, 100,000,000 shares authorized,
26,904,436 and 26,849,822 shares issued and outstanding at
June 30, 2014 and December 31, 2013, respectively	268	267
Paid-in capital	704,343	699,314
Cumulative net income	1,121,054	1,070,975
Cumulative distributions	(1,104,752)	(1,047,615)
Total PS Business Parks, Inc.’s shareholders’ equity	1,715,913	1,717,941

Noncontrolling interests:
Common units	195,750	196,699
Total noncontrolling interests	195,750	196,699
Total equity	1,911,663	1,914,640

Total liabilities and equity	$2,231,476	$2,238,559

PS BUSINESS PARKS, INC.

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited, in thousands, except per share amounts)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2014	2013	2014	2013
Revenues:
Rental income	$93,986	$87,930	$189,307	$176,050
Facility management fees	165	157	331	315
Total operating revenues	94,151	88,087	189,638	176,365
Expenses:
Cost of operations	31,535	28,720	64,979	58,104
Depreciation and amortization	28,295	26,629	56,736	53,590
General and administrative	3,363	2,370	5,850	4,769
Total operating expenses	63,193	57,719	127,565	116,463
Other income and (expense):
Interest and other income	95	69	157	112
Interest and other expense	(3,403)	(3,961)	(6,779)	(8,549)
Total other income and (expense)	(3,308)	(3,892)	(6,622)	(8,437)
Income from continuing operations	27,650	26,476	55,451	51,465
Net income	$27,650	$26,476	$55,451	$51,465

Net income allocation:
Net income allocable to noncontrolling interests:
Noncontrolling interests — common units	$2,669	$2,613	$5,372	$5,179
Total net income allocable to noncontrolling interests	2,669	2,613	5,372	5,179
Net income allocable to PS Business Parks, Inc.:
Preferred shareholders	15,122	15,122	30,244	28,972
Restricted stock unit holders	33	30	69	63
Common shareholders	9,826	8,711	19,766	17,251
Total net income allocable to PS Business Parks, Inc.	24,981	23,863	50,079	46,286
	$27,650	$26,476	$55,451	$51,465

Net income per common share:
Basic	$0.37	$0.36	$0.74	$0.71
Diluted	$0.36	$0.36	$0.73	$0.71

Weighted average common shares outstanding:
Basic	26,899	24,358	26,881	24,333
Diluted	26,999	24,470	26,981	24,441

PS BUSINESS PARKS, INC.

Computation of Diluted Funds from Operations and Funds Available for Distribution

(Unaudited, in thousands, except per share amounts)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2014	2013	2014	2013
Computation of Diluted Funds From Operations (1):

Net income allocable to common shareholders	$9,826	$8,711	$19,766	$17,251
Adjustments:
Depreciation and amortization	28,295	26,629	56,736	53,590
Net income allocable to noncontrolling
interests — common units	2,669	2,613	5,372	5,179
Net income allocable to restricted stock unit holders	33	30	69	63
FFO allocable to common and dilutive shares	$40,823	$37,983	$81,943	$76,083

Weighted average common shares outstanding	26,899	24,358	26,881	24,333
Weighted average common OP units outstanding	7,305	7,305	7,305	7,305
Weighted average restricted stock units outstanding	56	92	56	95
Weighted average common share equivalents outstanding	100	112	100	108
Total common and dilutive shares	34,360	31,867	34,342	31,841

Net income per common share — diluted	$0.36	$0.36	$0.73	$0.71
Depreciation and amortization (2)	0.83	0.83	1.66	1.68
FFO per common and dilutive share, as reported (2)	$1.19	$1.19	$2.39	$2.39

Computation of Funds Available for Distribution (“FAD”) (3):

FFO allocable to common and dilutive shares	$40,823	$37,983	$81,943	$76,083

Adjustments:
Recurring capital improvements	(2,534)	(2,695)	(3,781)	(3,604)
Tenant improvements	(6,348)	(7,161)	(11,538)	(12,953)
Lease commissions	(1,884)	(2,245)	(5,144)	(4,460)
Straight-line rent	(497)	(258)	(1,682)	(864)
Non-cash stock compensation expense	294	288	666	665
Long-term equity incentive amortization	2,374	917	3,232	1,963
In-place lease adjustment	(244)	49	(441)	121
Tenant improvement reimbursements, net of lease incentives	(401)	(348)	(839)	(625)
Capitalized interest	(233)	—	(457)	—
FAD	$31,350	$26,530	$61,959	$56,326

Distributions to common and dilutive shares	$17,135	$13,971	$34,267	$27,914

Distribution payout ratio	54.7%	52.7%	55.3%	49.6%

(1)FFO is computed in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”).  The White Paper defines FFO as net income, computed in accordance with GAAP, before depreciation, amortization,  gains or losses on asset dispositions, net income allocable to noncontrolling interests — common units, net income allocable to restricted stock unit holders, impairment charges and nonrecurring items.  FFO should be analyzed in conjunction with net income.  However, FFO should not be viewed as a substitute for net income as a measure of operating performance or liquidity as it does not reflect depreciation and amortization costs or the level of capital expenditure and leasing costs necessary to maintain the operating performance of the Company’s properties, which are significant economic costs and could materially impact the Company’s results from operations.  Other REITs may use different methods for calculating FFO and, accordingly, the Company’s FFO may not be comparable to other real estate companies.

(2)Per share amounts are computed using additional dilutive shares related to noncontrolling interests and restricted stock units.

(3)FAD is computed by adjusting consolidated FFO for recurring capital improvements, which the Company defines as those costs incurred to maintain the assets’ value, tenant improvements, lease commissions, straight-line rent, stock compensation expense, in-place lease adjustment, amortization of lease incentives and tenant improvement reimbursements, capitalized interest and the effect of redemption/repurchase of preferred equity.  Like FFO, the Company considers FAD to be a useful measure for investors to evaluate the operations and cash flows of a REIT.  FAD does not represent net income or cash flow from operations as defined by GAAP.